Exhibit 32 – Certification of Periodic Financial Report

Kevin J. McPhaill and Kenneth R. Taylor hereby certify as follows:

1. They are the Chief Executive Officer and Chief Financial Officer, respectively, of Sierra Bancorp.

2. The Form 10-Q of Sierra Bancorp for the Quarter ended September 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Sierra Bancorp.

November 7, 2016	/s/ Kevin J. McPhaill
Date	Kevin J. McPhaill
President &
Chief Executive Officer

November 7, 2016	/s/ Kenneth R. Taylor
Date	Kenneth R. Taylor
Chief Financial Officer &
Chief Accounting Officer